Exhibit 21

SUBSIDIARIES OF THE REGISTRANT                       PLACE OF INCORPORATION
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Maverick Tube International, Inc.                            Barbados

Maverick Tube, L.P.                                          Delaware

Maverick Investment Corporation                              Delaware

Maverick Tube (Canada) Inc.                                  Alberta

Maverick Exchangeco Ltd.                                     Nova Scotia

Prudential Steel Ltd.                                        Alberta

Prudential Industries, Inc.                                  Delaware

Prudential Steel, Inc.                                       Delaware